As filed with the Securities and Exchange Commission on April 28, 2023

Registration No. 333-52135

Registration No. 333-52143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-52135

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-52143

UNDER

THE SECURITIES ACT OF 1933

National Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	47-0634000
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1245 Q Street
Lincoln, Nebraska	68508
(Address of Principal Executive Offices)	(Zip Code)

NATIONAL RESEARCH CORPORATION 1997 EQUITY INCENTIVE PLAN

NATIONAL RESEARCH CORPORATION DIRECTOR STOCK PLAN

(Full title of the plans)

Kevin R. Karas

Senior Vice President Finance, Chief Financial Officer, Treasurer, and Secretary

National Research Corporation

1245 Q Street

Lincoln, Nebraska 68508

(Name and address of agent for service)

(402) 475-2525

(Telephone number, including area code, of agent for service)

Copy to:

Heidi Hornung-Scherr

Scudder Law Firm, P.C., L.L.O.

411 South 13th Street, Suite 200

Lincoln, Nebraska 68508

(402) 435-3223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒
Non-Accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

EXPLANATORY NOTE

These Post-Effective Amendments (together, the “Post-Effective Amendments”) are filed to deregister certain securities registered by the following Registration Statements on Form S-8 (together, the “Registration Statements”) of National Research Corporation, a Delaware corporation (the “Registrant”):

•

Registration Statement No. 333-52135, filed with the SEC on May 8, 1998, registering 730,000 shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”), issuable pursuant to the National Research Corporation 1997 Equity Incentive Plan; and

•	Registration Statement No. 333-52143, filed with the SEC on May 8, 1998, registering 30,000 shares of Common Stock issuable pursuant to the National Research Corporation Director Stock Plan,

in each case, plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

The offerings contemplated by the Registration Statements have been terminated. In accordance with the undertaking contained in the Registration Statements (pursuant to Item 512(a)(3) of Regulation S-K), the Registrant hereby removes from registration any securities that were registered but unsold under the Registration Statements. Accordingly, these Post-Effective Amendments are being filed to deregister any securities covered by the above referenced plans, which remain unissued as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on April 28, 2023.

National Research Corporation

By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer, and Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.